EXHIBIT 3.1



                           ARTICLES OF SHARE EXCHANGE

                                      OF

                                 MORANZO, INC.
                            a Delaware Corporation

                                     AND

                                   2DOTRADE
                             a Nevada Corporation



It is hereby certified that:

		1. The constituent business corporations participating in the share exchange herein certified are:

                (i) MORANZO, INC., which is incorporated under the laws of the State of Delaware; and

                (ii) 2DOTRADE, which is incorporated under the laws of the State of Nevada.

		2. An Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the shareholders of MORANZO, INC., in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware. The number of shares outstanding at the time of the adoption of this amendment was 13,800,000; 100% voted in favor of this Amendment.

                3. The Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the shareholders of 2DOTRADE in accordance with NRS Chapter 92A.100 and 120 (Nevada Revised Statutes). Further, the Agreement and Plan of Share Exchange was submitted to the shareholders of 2DOTRADE and has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the Nevada Revised Statutes.
The number of shares outstanding at the time of adoption of this amendment was 16,000,000; 100% did vote in favor of this amendment. The number voting against was zero.

		4. The name of the acquiring corporation in the Share Exchange herein certified is MORANZO, INC., which will continue its existence



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as said acquiring corporation under its present name upon the effective date of said Share Exchange pursuant to the provisions of the laws of the State of its incorporation.

		5. The executed Agreement of Share Exchange between the aforesaid constituent corporations is on file at an office of the aforesaid acquiring corporation, the address of which is as follows:

                                 MORANZO, INC.
                                 318 N. Carson Street
                                 Carson City, NV  89701

		6. A copy of the aforesaid Agreement of Share Exchange will be furnished by the aforesaid acquiring corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

		7. The aforesaid acquiring corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of 2DOTRADE, as well as for enforcement of any obligation of said acquiring corporation arising from the Share Exchange herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of 2DOTRADE, as determined in appraisal proceedings pursuant to the provisions of the Nevada Revised Statutes; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

                           MORANZO, INC.
                           318 N. Carson Street
                           Carson City, NV  89701

		8. The Agreement of Share Exchange between the aforesaid constituent corporations provides that the Share Exchange herein certified shall be effective on the date of the filing of this Certificate of Share Exchange.


Dated:  June __, 2001

			      MORANZO, INC.

                                        By:  _________________



	            		        ________________________
                                        President



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ATTEST:

MORANZO, INC.


By:  _______________, Secretary



____________________
Secretary


Dated:    June __, 2001

                                               2DOTRADE

                                               By:  ___________________



                                               ________________________
                                               President

ATTEST:

2DOTRADE

By:  _______________, Secretary



____________________
Secretary



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